UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2016

FS Investment Corporation III

(Exact name of Registrant as specified in its charter)

Maryland	814-01047	90-0994912
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Rouse Boulevard
Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

FS Investment Corporation III (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 23, 2016. As of April 20, 2016, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 258,477,127 shares of common stock were eligible to be voted, and 105,026,238 of those shares were voted in person or by proxy at the Annual Meeting. Stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2016 (the “Proxy Statement”):

•        Proposal No. 1 – the election of ten members to the board of directors of the Company to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified; and

•        Proposal No. 2 – the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

All director nominees listed in the Company’s Proxy Statement were elected by the Company’s stockholders at the Annual Meeting. The votes for, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes for	Votes Withheld	Broker Non-Votes
David J. Adelman	43,516,265	1,311,513	60,198,460
James W. Brown	43,513,743	1,314,035	60,198,460
Brian R. Ford	43,534,687	1,293,091	60,198,460
Michael C. Forman	43,533,786	1,293,992	60,198,460
Jeffrey K. Harrow	43,589,313	1,238,465	60,198,460
Michael J. Heller	43,528,264	1,299,514	60,198,460
Daniel J. Hilferty, III	43,513,273	1,314,505	60,198,460
Steven D. Irwin	43,544,939	1,282,839	60,198,460
Robert N.C. Nix, III	43,467,602	1,360,176	60,198,460
Peter G. Stanley	43,436,056	1,391,722	60,198,460

The proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was also approved by the Company’s stockholders at the Annual Meeting.  The votes for, votes against and abstentions are set forth below:

Votes For	Votes Against	Abstentions
103,196,694	596,160	1,233,384

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date: June 23, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd Vice President